Exhibit (e)(2)(x)

AMENDMENT NO. 9

DISTRIBUTION AGREEMENT

EQ ADVISORS TRUST – EQUITABLE DISTRIBUTORS, LLC – CLASS K SHARES

AMENDMENT NO. 9 dated as of November 12, 2023 (“Amendment No. 9”) to the Distribution Agreement dated as of July 16, 2020 (the “Agreement”), between EQ Advisors Trust, a Delaware statutory trust (the “Trust”), and Equitable Distributors, LLC (the “Distributor”), relating to Class K shares.

The Trust and the Distributor agree to modify and amend the Agreement as follows:

1.	New Portfolios. Effective November 12, 2023, the following Portfolios are hereby added to the Agreement on the terms and conditions contained in the Agreement:

•	EQ/Aggressive Allocation Portfolio

•	EQ/Conservative Allocation Portfolio

•	EQ/Conservative-Plus Allocation Portfolio

•	EQ/Core Plus Bond Portfolio

•	EQ/Moderate Allocation Portfolio

•	EQ/Moderate-Plus Allocation Portfolio

•	Target 2015 Allocation Portfolio

•	Target 2025 Allocation Portfolio

•	Target 2035 Allocation Portfolio

•	Target 2045 Allocation Portfolio

•	Target 2055 Allocation Portfolio

(“New Portfolios”)

2.	Duration of Agreement for the New Portfolios.

a.	With respect to the New Portfolios, the Agreement will continue in effect for two years after the date set forth in section 1 above and may be continued thereafter pursuant to subsection (b) below.

b.

With respect to the New Portfolios, the Agreement shall continue in effect annually after the date specified in subsection (a) above only so long as such continuance is specifically approved at least annually by a majority of the Trustees of the Trust who are not interested persons of the Trust or Equitable Distributors and who have no direct or indirect financial interest in the distribution plan pursuant to which this Agreement has been authorized (or any agreement thereunder) (the “Independent Trustees”) by (a) persons having voting rights in respect of the Trust, by the vote stated in Section 11 of the Agreement, voted in accordance with the provisions contained in the form of Participation Agreement or any policies on conflicts adopted by the Board of Trustees, or (b) the Board of Trustees of the Trust. This Distribution Agreement may be terminated at any time, without penalty, by a majority of the Independent Trustees or by persons having voting rights in respect of the Trust by the vote stated in Section 11 of the Agreement.

3.

Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class K shares, is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 9 as of the date first set forth above.

EQ ADVISORS TRUST		EQUITABLE DISTRIBUTORS, LLC

By:	/s/ Kenneth Kozlowski	By:	/s/ Nicholas Lane
Name:	Kenneth Kozlowski	Name:	Nicholas Lane
Title:	Senior Vice President and Chief Investment Officer	Title:	Chairman of the Board, President and Chief Executive Officer

SCHEDULE A

AMENDMENT NO. 9

DISTRIBUTION AGREEMENT

CLASS K SHARES

1290 VT Convertible Securities Portfolio

1290 VT DoubleLine Opportunistic Bond Portfolio

1290 VT Equity Income Portfolio

1290 VT GAMCO Mergers & Acquisitions Portfolio

1290 VT GAMCO Small Company Value Portfolio

1290 VT High Yield Bond Portfolio

1290 VT Micro Cap Portfolio

1290 VT Moderate Growth Allocation Portfolio

1290 VT Multi-Alternative Strategies Portfolio

1290 VT Natural Resources Portfolio

1290 VT Real Estate Portfolio

1290 VT Small Cap Value Portfolio

1290 VT SmartBeta Equity ESG Portfolio

1290 VT Socially Responsible Portfolio

EQ/2000 Managed Volatility Portfolio

EQ/400 Managed Volatility Portfolio

EQ/500 Managed Volatility Portfolio

EQ/AB Dynamic Aggressive Growth Portfolio

EQ/AB Dynamic Growth Portfolio

EQ/AB Dynamic Moderate Growth Portfolio

EQ/AB Short Duration Government Bond Portfolio

EQ/AB Small Cap Growth Portfolio

EQ/AB Sustainable U.S. Thematic Portfolio

EQ/Aggressive Growth Strategy Portfolio

EQ/All Asset Growth Allocation Portfolio

EQ/American Century Mid Cap Value Portfolio

EQ/American Century Moderate Growth Allocation Portfolio

EQ/Balanced Strategy Portfolio

EQ/Capital Group Research Portfolio

EQ/ClearBridge Large Cap Growth ESG Portfolio

EQ/ClearBridge Select Equity Managed Volatility Portfolio

EQ/Common Stock Index Portfolio

EQ/Conservative Growth Strategy Portfolio

EQ/Conservative Strategy Portfolio

EQ/Core Bond Index Portfolio

EQ/Emerging Markets Equity PLUS Portfolio

EQ/Equity 500 Index Portfolio

EQ/Fidelity Institutional AM® Large Cap Portfolio

EQ/Franklin Moderate Allocation Portfolio

EQ/Franklin Rising Dividends Portfolio

EQ/Franklin Small Cap Value Managed Volatility Portfolio

EQ/Global Equity Managed Volatility Portfolio

EQ/Goldman Sachs Growth Allocation Portfolio

EQ/Goldman Sachs Mid Cap Value Portfolio

EQ/Goldman Sachs Moderate Allocation Portfolio

EQ/Growth Strategy Portfolio

EQ/Intermediate Corporate Bond Portfolio

EQ/Intermediate Government Bond Portfolio

EQ/International Core Managed Volatility Portfolio

EQ/International Equity Index Portfolio

EQ/International Managed Volatility Portfolio

EQ/International Value Managed Volatility Portfolio

EQ/Invesco Comstock Portfolio

EQ/Invesco Global Portfolio

EQ/Invesco Global Real Assets Portfolio

EQ/Invesco Moderate Allocation Portfolio

EQ/Invesco Moderate Growth Allocation Portfolio

EQ/Janus Enterprise Portfolio

EQ/JPMorgan Growth Allocation Portfolio

EQ/JPMorgan Growth Stock Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Core Managed Volatility Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Growth Managed Volatility Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Large Cap Value Managed Volatility Portfolio

EQ/Lazard Emerging Markets Equity Portfolio

EQ/Long-Term Bond Portfolio

EQ/Loomis Sayles Growth Portfolio

EQ/MFS International Growth Portfolio

EQ/MFS International Intrinsic Value Portfolio

EQ/MFS Mid Cap Focused Growth Portfolio

EQ/MFS Technology Portfolio

EQ/MFS Utilities Series Portfolio

EQ/Mid Cap Index Portfolio

EQ/Mid Cap Value Managed Volatility Portfolio

EQ/Moderate Growth Strategy Portfolio

EQ/Money Market Portfolio

EQ/Morgan Stanley Small Cap Growth Portfolio

EQ/PIMCO Global Real Return Portfolio

EQ/PIMCO Real Return Portfolio

EQ/PIMCO Total Return ESG Portfolio

EQ/PIMCO Ultra Short Bond Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Small Company Index Portfolio

EQ/T. Rowe Price Health Sciences Portfolio

EQ/Ultra Conservative Strategy Portfolio

EQ/Aggressive Allocation Portfolio

EQ/Conservative Allocation Portfolio

EQ/Conservative-Plus Allocation Portfolio

EQ/Core Plus Bond Portfolio

EQ/Moderate Allocation Portfolio

EQ/Moderate-Plus Allocation Portfolio

Target 2015 Allocation Portfolio

Target 2025 Allocation Portfolio

Target 2035 Allocation Portfolio

Target 2045 Allocation Portfolio

Target 2055 Allocation Portfolio

EQ/Value Equity Portfolio

EQ/Wellington Energy Portfolio

Equitable Conservative Growth MF/ETF Portfolio

Equitable Growth MF/ETF Portfolio

Equitable Moderate Growth MF/ETF Portfolio

Multimanager Aggressive Equity Portfolio

Multimanager Core Bond Portfolio

Multimanager Technology Portfolio